EXHIBIT 10.1

Confidential

iVOW, Inc.

SUBSCRIPTION AGREEMENT

Dated as of May          , 2005

Name of Subscriber:

Address of Subscriber:

Facsimile Number:

Telephone Number:

E-Mail Address:

Tax ID Number of Subscriber:

TO:         iVOW, Inc., a Delaware Corporation (the “Company”).

SUBSCRIPTION TO PURCHASE, units (a “Unit” or the “Units”) consisting of shares of Common Stock, $0.01 par value per share, and warrants (the “Common Stock Warrants”) exercisable for the purchase of shares of Common Stock of the Company, on the terms and conditions set forth on Exhibit A hereto.  Each Unit consists of one share of Common Stock and a Common Stock Warrant to purchase one share of Common Stock of the Company. The Common Stock and the Common Stock Warrants, and the shares of Common Stock issuable upon the exercise of the Common Stock Warrants, are collectively referred to herein as the “Securities”.  The initial closing (the “Initial Closing”) of the offering will occur after subscriptions for at least $2.0 million (the “Minimum Offering Amount”) have been received and the funds representing the Minimum Offering Amount have been placed into an escrow account.  The Initial Closing shall consist of that number of Units that represent no more than 19.9% of the outstanding voting power of the Company as defined in Rule 4350(i) of the Nasdaq Stock Market.  The final closing (the “Final Closing”) will take place for the remaining offering amount held in the escrow account within 5 days of Stockholder Approval for the offering.

Price Per Unit:    $0.30 per Unit

Subscription Amount:  $                    (the “Subscription Amount”) delivered herewith (as provided by paragraph “A” below).

The undersigned Subscriber hereby irrevocably subscribes for, and agrees to purchase, the Securities, at the Subscription Amount (this “Subscription”), in accordance with and subject to the terms, provisions and conditions set forth herein and the exhibits hereto.  When this Subscription Agreement is completed, signed and returned, with payment, by the undersigned Subscriber, and accepted by the Company, the Subscriber will become entitled to all of its benefits and subject to all of the obligations, restrictions and limitations set forth herein and in the exhibits hereto.

The Subscriber understands that this Subscription is an irrevocable offer to purchase the Securities and may be accepted or rejected in whole or in part for any reason whatsoever by the Company, at any time on or prior to June 15, 2005, unless otherwise extended by the Placement Agent (as defined herein) and the Company (but in no event later than June 30, 2005).

This Subscription is subject to the Company’s receipt, at the Initial Closing, of executed Subscription Agreements that have been accepted by the Company to purchase Units with aggregate gross proceeds to the Company in an amount equal to at least $2,000,000.

This Subscription is subject to the Company’s execution of a definitive voting agreement with the holders of more than 50% of the Company’s outstanding shares of Common Stock and Preferred Stock, providing that such holders shall vote in favor of approval of the issuance of the shares of Common Stock and the shares of Common Stock issuable upon the exercise of the Common Stock Warrants.

A.            Payment.  In connection with this Subscription Agreement and subject to acceptance by the Company, the Subscriber hereby delivers the Subscription Amount.  The Subscription Amount will be held in a separate escrow fund pending the Company’s acceptance or rejection of this Subscription.  If the Company rejects this Subscription, the Subscription Amount shall be returned in full without interest; and the Subscriber shall have no further rights or obligations under or in respect of this Subscription.  See Exhibit B for payment instruction.

B.            Representations and Warranties.    In connection with this Subscription, the Subscriber hereby represents and warrants to, agrees with the Company, acknowledges and confirms as follows:

(1)           The Securities being subscribed for by the Subscriber will be purchased for the account of the Subscriber for investment only and not with a view to, nor with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.  The Subscriber has no agreement or other arrangement with any other person to sell, transfer, or pledge any part of the Securities or any agreement or arrangement that would guarantee the Subscriber any profit or against any loss with respect to such Securities, and the Subscriber has no plans to enter into any such agreement or arrangement.  The Subscriber acknowledges and confirms that it understands that the Securities, and those securities issuable upon exercise or conversion of the Securities, as the case may be, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, or the securities laws of any state or other jurisdiction, and cannot be disposed of unless subsequently registered under the Securities Act and any applicable laws of states or other jurisdictions or an exemption from such registration is available.

(2)           The Securities are being offered and sold by the Company under an exemption from registration provided by the Securities Act and the rules and regulations promulgated thereunder in reliance, in good faith, upon the representations and warranties of the Subscriber contained herein.

(3)           The Subscriber:

(A) has been furnished a copy of the Company’s confidential offering package dated May 25, 2005 (the “PPM”);

(B) has carefully read, has carefully considered and fully understands the provisions of:

(i) the PPM (including, without limitation, the terms of this offering and the Securities offered by the Company as described in the “OFFERING” section of the PPM and the materials under the “RISK FACTORS” section of the PPM);

(ii) all documents and information included as exhibits, or incorporated in the PPM by reference, including but not limited to the filings and information made by the Company under the Exchange Act (as defined in the PPM); and

(iii) this Subscription Agreement (and the exhibits and annexes hereto).

(C) has been given sufficient access and opportunity to:

(i) examine all material books and records, and material contracts and documents of the Company and such other information and documents as the Subscriber has requested; and

(ii) ask questions of the Company and its management, and, if the Subscriber asked questions of the Company or its management, has received satisfactory answers.

(D) represents and warrants that in making the decision to invest in the Securities, the Subscriber has relied on independent investigations made by the Subscriber and the Subscriber’s own professional advisors.  The Subscriber acknowledges that no representation has been made by the Company or otherwise by or on behalf of the Company concerning the Securities (including any current value of the Securities or as to any prospective return on investment in the Securities), the Company, its business or prospects, or other matters, except as set forth in the PPM.

(4)           The Subscriber is able (i) to bear the economic risk of the Subscriber’s investment in the Securities; (ii) to hold the Securities for an indefinite period of time and understands that the Securities cannot be resold unless subsequently registered under the Securities Act or unless an exemption from such registration is available, as established by an opinion of counsel satisfactory to the Company; and (iii) currently, and based on existing conditions, hereafter will be able to afford a complete loss of such investment.

(5)           The Subscriber understands the business in which the Company is engaged and has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of the Subscriber’s investment in the Securities and of making an informed investment decision with respect thereto.

(6)           The Subscriber hereby acknowledges and confirms that, except as set forth in the PPM, neither the Company nor any of its officers, directors, affiliates, agents or representatives has made any representations or warranties (oral or written) concerning (i) the Securities; (ii) the Subscriber’s investment in the Securities; or (iii) the Company, its business, prospects, or anticipated financial or other results, or other matters.

(7)           The Subscriber understands that all certificates or other documents evidencing the Securities will bear substantially the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY” LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT AND BLUE SKY LAWS OR AN EXEMPTION THEREFROM IS AVAILABLE AS ESTABLISHED BY A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION.

(8)           The Subscriber understands that no federal or state agency has passed on or made any recommendation or endorsement of the Securities.

(9)           The Subscriber hereby represents and warrants that:

(Please check the boxes opposite each of the items in clauses (a) and (b) below which is true of the Subscriber.  If clause (a) is checked, the Subscriber need not complete the items under clause (c).  If clause (a) is not checked, please complete each blank in clause (c) below.  Please also initial each item checked or completed.)

☐            (a)           The Subscriber is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act) for at least one of the reasons specified below:

☐            The Subscriber’s net worth (together with the net worth of the Subscriber’s spouse) exceeds $1,000,000.

☐            The Subscriber’s individual income in each of the two immediately previous calendar years has been $200,000 or more and his current year’s income is reasonably expected to be at least equal to that amount; or, the Subscriber’s joint income with his spouse in each of the two immediately previous calendar years has been $300,000 or more and the current year’s joint income is reasonably expected to equal at least that amount.

☐            The Subscriber is a director or executive officer of the Company.

☐            The Subscriber, if other than an individual, either (A) is a corporation, partnership, business trust or 501(c)(3) organization which has total assets in excess of $5,000,000 and has not been formed for the specific purpose of purchasing the Securities, or (B) is an entity (other than a trust) with only accredited investors as its partners, members or stockholders, or (C) is a trust other than a business trust which has assets in excess of $5,000,000, has not been organized for the purposes of acquiring the investment in the Securities and has its investment hereunder directed by a person described in the first sentence of the following clause (b).  The Subscriber, if other than an individual, represents that this Subscription has been duly authorized by all necessary corporate, partnership or other governance action on its part.

☐            (b)           The Subscriber has (or, if other than an individual, is directed by a person who has) such knowledge and experience in financial and business matters that he or she is capable of evaluating the risks of an investment in the Securities.  The Subscriber has adequate means of providing for current financial needs and contingencies, has no need for liquidity in the investment in the Securities, and is able to bear the substantial economic risks of the investment in the Securities for an indefinite period.

(c)           The Subscriber (if an individual) hereby represents and warrants that:

(If the box opposite Paragraph (9)(a) above has not been checked, please complete the blanks below in this clause (c).)

The Subscriber’s higher education consists of the following (include college or university, any graduate programs and any other specialized education programs relevant to the Subscriber’s business experience):

The Subscriber’s principal business and professional activities during the last five years are as follows:

(10)         The Subscriber hereby represents and warrants as to the following personal information:

(Each Subscriber should furnish all of the information called for below in this Paragraph (10).)

The Subscriber’s residence address (or, if other than an individual, principal office address) is as follows:

The Subscriber (if an individual) maintains a house or apartment in the following state(s) in addition to his or her residence:

The Subscriber (if an individual) pays state income taxes in the following state:

The Subscriber (if an individual) holds a driver’s license in the following state:

The Subscriber (if an individual) is registered to vote in the following state:

(11)         This Subscription Agreement and any other documents executed and delivered by the Subscriber in connection herewith have been duly executed and delivered by the Subscriber, and are the legal, valid and binding obligations of the Subscriber enforceable in accordance with their respective terms.

(12)         The execution and delivery of this Subscription Agreement and any other documents executed and delivered by the Subscriber in connection herewith do not, and the performance and consummation of the terms and transactions set forth or contemplated herein will not, contravene or result in a default under any provision of existing law or regulations to which the Subscriber is subject, or any indenture, mortgage or other agreement or instrument to which the Subscriber is a party or by which he, she or it is bound and does not require on the part of the Subscriber any approval, authorization, license or filing from or with any foreign, federal or state or municipal board or agency.

(13)         The Subscriber acknowledges that Silicon Valley Bank is acting only as an escrow agent in connection with the offering of the Securities described here, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Securities.

C.            Effectiveness of Subscription.

(1)           This Subscription shall be binding upon the successors and permitted assigns of the Subscriber and, when accepted by the Company, shall be binding upon the successors and assigns of the Company.

(2)           All of the agreements, representations and warranties made by the Subscriber in this Subscription Agreement shall survive the execution and delivery hereof.  The Subscriber shall immediately notify the Company upon discovering that any of the representations or warranties made herein were false when made or has, as a result of changes in circumstances, become false.  Every provision of this Subscription Agreement is intended to be severable, and if any term or provision hereof is held to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

(3)           The agreements of the Subscriber and the Company set forth herein shall become effective and binding upon the undersigned, without right of revocation, upon the Company’s acceptance of this Subscription.

D.            Hedging.                Subscriber will not engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a disposition of the Securities by the Subscriber or any other person or entity.  Such prohibited hedging or other transactions include without limitation effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Securities.

E.             Stockholder Approval.

(1)           Unless previously prepared and filed, as soon as practicable following the acceptance of this Subscription, the Company agrees that it shall prepare and file with the SEC a preliminary proxy statement (as amended and supplemented, the “Proxy Statement”) in connection with the meeting of its stockholders (the “Stockholders Meeting”).  At the Stockholders Meeting, the Company will seek to obtain stockholder approval (“Stockholder Approval”) of the issuance of the shares of Common Stock and shares of Common Stock upon the exercise of the Common Stock Warrants. The Company shall use its reasonable best efforts to respond to any written comments of the SEC or its staff, and, to the extent permitted by law, to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC staff. Subscriber shall cooperate with the Company in the preparation of the Proxy Statement or any amendment or supplement thereto and shall furnish the Company with all information required to be included therein with respect to Subscriber, the Subscription and this offering.

(2)           Without limiting the generality of the foregoing, the Subscriber shall correct promptly any information provided by it to be used specifically in the Proxy Statement, if required, that shall have become false or misleading in any material respect and shall take all reasonable steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the stockholders of the Company, in each case to the extent required by applicable law.

F.             Brokers or Finders.           The Subscriber has not engaged any brokers, finders or agents, and the Company has not, and will not, except with respect to Dawson James Securities (the “Placement Agent”), incur, directly or indirectly, as a result of any action taken by the Subscriber, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in conjunction with this Subscription Agreement.  In the event that the preceding sentence is in any way inaccurate, the Subscriber agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability) for which the Company, or any of its officers, directors, employees or representatives, is responsible, except such as related to the Placement Agent for which the Company is solely responsible in accordance with the terms and provisions of that certain Selling Agreement dated May 3, 2005 by and between the Company and the Placement Agent.

G.            Legal Advice.  The Subscriber understands that nothing in the Company’s filings under the Exchange Act, this Subscription Agreement or any other materials presented to the Subscriber in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.  The Subscriber has consulted such legal, tax and investment advisors as she, he or it, in her, his or its sole discretion, has deemed necessary or appropriate in connection with this Subscription Agreement, and his, her or its subscription for the purchase of the Securities.

H.            Miscellaneous.     Unless otherwise indicated, the address on the front page of this document is the legal residence of the Subscriber and all offers and communications in connection with the offering of the Securities subscribed to herein have been conducted at such address.

I.              Communications.                Any notice, demand, request or other communication which may be required or contemplated herein shall be sufficiently given if (i) given either by facsimile transmission, by reputable overnight delivery service, delivery charges prepaid, or by registered or certified mail, postage prepaid and return receipt requested, to the address indicated herein or to such other address as any party hereto may specify as provided herein, or (ii) delivered personally at such address.

J.             Confidentiality.    The Subscriber agrees to maintain in strict confidence all non-public information regarding the Company obtained from the Company or its representatives or agents during the course of this Subscription.  The Subscriber also agrees not to trade in the securities of the Company (other than pursuant to this Subscription Agreement) at any time that the Subscriber is in possession of any non-public information regarding the Company obtained from the Company or its agents during the course of this Subscription.

K.            Applicable Law.    This Subscription Agreement and all legal relations, claims or obligations arising out of this transaction shall be governed by and construed in accordance with the internal substantive laws of the Commonwealth of Delaware.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this         day of the month of                , 2005.

By:

Name:

Title:

Taxpayer Identification No.

Purchase Price: $

Number of Shares to be acquired:

Underlying Shares subject to warrants:

Address for Notice:

Facsimile No.:

Telephone No.:

Attn:

Please indicate below the number and type of Company securities beneficially held (as determined under Rule 13d-3 under the Securities Exchange Act of 1934) as of the date hereof, but excluding the Company securities identified above that you are purchasing.  This information will be included in the Registration Statement and, by signing above, you acknowledge that the Company may rely on this information for inclusion in the Registration Statement.

(Identify the number of securities and type (e.g., common stock, warrants, etc.)

(Identify the extent to which you may not exercise sole voting and/or dispositive power of such securities and the reason(s) why)

ACCEPTANCE

The foregoing Subscription is hereby accepted upon the terms and conditions set forth herein.

iVOW, INC.

By:
Name:
Title:

Date:	, 2005

EXHIBIT A

This Exhibit A is qualified in its entirety by Annex A hereto.  Capitalized terms used in this Exhibit A and not otherwise defined shall have the meanings set forth in the Subscription Agreement.

Securities Offered:	Each Unit consists of one share of Common Stock of the Company and a Warrant to purchase one share of Common Stock of the Company.

Offering Amount:	Minimum of $2.0 million/maximum of $2.5 million.

Closings:

The Initial Closing of the offering will occur after Subscription Agreements for the Minimum Offering Amount have been received and the funds have been placed into an Escrow Account. The Initial Closing shall consist of that number of Units that represent no more than 19.9% of the outstanding voting power of the Company as defined in Rule 4350(i) of the Nasdaq Stock Market. The Final Closing will take place for the remaining Offering Amount held in the Escrow Account within 5 days of Stockholder Approval for the Offering.

Per Unit Price:	$0.30 per Unit

Warrants:

The Warrants have an exercise price of $0.30 per share and shall be exercisable for Common Stock of the Company and have a five-year term, subject to the forced exercise provision below. The Warrants will contain provisions providing for same-day exercise and sale.

Forced Exercise:

The Company can require holders of Warrants to exercise their Warrants within 30 days of receiving notice from the Company (or forfeit such Warrants) when the price of the Company’s common stock closes at six (6) times the Per Unit Price per share or greater for 20 consecutive trading days subsequent to the effectiveness of the registration statement pertaining to the resale of the Common Stock underlying the Warrants; provided that the registration statement described below shall be effective at all times during such 30-day notice period.

Registration Rights:

The Company has agreed with the Placement Agent to file a registration statement within 45 days of Final Closing covering the resale of the Common Stock and the Common Stock underlying the Warrants offered herein. The Company has also agreed to use its best efforts to cause such registration statement to become effective as promptly as practicable and to remain effective until the first anniversary of the Closing (except as otherwise set forth above). Without limiting the foregoing, the Company will promptly respond to all SEC comments, inquiries and requests, and shall request acceleration of effectiveness at the earliest possible date. In the event a registration statement is not filed with the SEC within 45 days or is not declared effective within 150 days from the date of the Final Closing, then in such event a fee of 1% per month (or portion thereof) shall be assessed against the Company as a default payment and in favor of the holders of the Common Stock and Warrants for each such 30 day period until such time as the registration statement is declared effective.

Transfer Restrictions:	The Shares will initially be unregistered and may not be transferred absent registration under the Securities Act of 1933 (the “Securities Act”) or the availability of an exemption therefrom.

Use of Proceeds:

The Company intends that the net proceeds of the Offering and, if any, the additional proceeds to be received upon exercise of Warrants, will be used for development and expansion of the Company’s Obesity Surgery Management Services business, including working capital, funding of anticipated operating losses, infrastructure development, expenses associated with marketing efforts and payment of corporate overhead. In addition, we intend to use a portion of the proceeds from this offering (along with certain other of our assets) to redeem some of our outstanding shares of Series A Preferred Stock (the “Series A Shares”) and to obtain the rights to (i) redeem a portion of Series A Shares concurrent with this Unit financing and (ii) cause the conversion of the Series A Shares to common stock concurrent with this Unit financing.  Specifically, we currently intend to us use approximately $126,406 to redeem 75,844 shares of our 826,447 outstanding Series A Shares. We also intend to convert 224,156 outstanding Series A Shares into 1,245,313 Units under this Unit financing at the time of the Final Closing. In exchange, we anticipate gaining the following rights: (i) the holders of Series A Shares will consent (which consent we are required to obtain) to the completion of the Offering described in this Memorandum and (ii) at the time of the Final Closing, the remaining 526,447 outstanding Series A Shares will convert into common stock on a 1 for 1 basis. As a result these actions, we will not have any outstanding Series A Shares immediately after the Final Closing. We may also use a portion of the net proceeds, currently intended for general corporate purposes, to invest in acquisitions, joint ventures or other collaborative arrangements, or to invest in or acquire products or services.

Stockholder Approval:

The Company shall prepare and file a proxy statement (the “Proxy Statement”) with the SEC in connection with a meeting of its stockholders to be held no later than July 20, 2005 (the “Stockholders Meeting”). At the Stockholders Meeting, the Company will seek stockholder approval of (i) the issuance of the shares of Common Stock and the Common Stock issuable upon the exercise of the Warrants, including the Placement Agent Warrants, and (ii) an increase in the authorized number of shares of Common Stock from 35,000,000 to 70,000,000. IT SHALL BE A CONDITION TO THE INITIAL CLOSING THAT THE COMPANY SHALL HAVE ENTERED INTO A VOTING AGREEMENT WITH THE HOLDERS OF MORE THAN 50% OF THE COMPANY’S OUTSTANDING SHARES OF COMMON STOCK AND PREFERRED STOCK PROVIDING THAT SUCH HOLDERS SHALL VOTE IN FAVOR OF SUCH PROPOSALS At the Stockholders Meeting the Company also intends to seek approval for (i) an amendment to the Restated Certificate to effect, at the discretion of the Board of Directors of the Company, a reverse stock split of the issued and outstanding shares of Common Stock in a ratio for such stock split that is not less than 2:1 nor greater than 10:1 and (ii) an increase in the number of shares authorized for issuance pursuant to its Stock Option Plan.

Risk Factors:	The Securities offered hereby involve a high degree of risk. See Risk Factors in the PPM.

Placement Agent:	Dawson James

Confidential Information:

The recipient of this Memorandum and the materials attached hereto agrees with the Company to maintain in confidence this disclosed information, together with any other non-public information regarding the Company obtained from the Company or their agents during the course of the proposed Offering. The recipient also agrees not to trade in the securities of the Company (other than pursuant to this Offering) at any time that the recipient is in possession of any non-public information regarding the Company obtained from the Company or its agents during the course of this Offering. The Company has caused these materials to be delivered to you in reliance upon such agreement and upon Rule 100(b)(2)(ii) of Regulation FD as promulgated by the Securities and Exchange Commission.

EXHIBIT B

Payment Instructions

Remittance Via Check:

Payable To:

Mailed To:

Remittance Via Wire Transfer:

Account Name:

Bank:

Account #:

ABA #:

Address:

Annex A

Registration Rights

1.             Registration of Shares.  The Company will (i) use best efforts to prepare and file, within 45 days after the Final Closing, a Registration Statement (the “Registration Statement”) with the SEC to register resales under the Securities Act of the Common Stock and the Common Stock issuable upon the exercise of the Common Stock Warrants by the Subscriber, (ii) use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable after such filing, (iii) use its reasonable best efforts to cause such Registration Statement to remain effective until the first anniversary of the Final Closing (except as otherwise set forth above); provided that the Company may suspend sales at any time under the Registration Statement immediately upon notice to the Subscriber, for a period or periods of time not to exceed 90 days in the aggregate during any 12-month period, if there then exists material, non-public information relating to the Company, which in the reasonable opinion of the Company, would not be appropriate for disclosure during that time, and (iv) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in this sentence above.  Without limiting the foregoing, the Company will promptly respond to all SEC comments, inquiries and requests, and shall request acceleration of effectiveness at the earliest possible date.  In the event a registration statement is not filed with the SEC within 45 days or is not declared effective within 150 days from the date of the Final Closing, then in such event a fee of 1% per month (or portion thereof) shall be assessed against the Company as a Default Payment and in favor of the holders of the Common Stock and Warrants for each such 30 day period until such time as the registration statement is declared effective.  The Subscriber shall provide all information and materials, including, without limitation, all information requested in a questionnaire to be provided to the Subscriber by the Company, and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the Securities Act and the Exchange Act and to obtain any desired acceleration of the effective date of the Registration Statement, such provision of information and materials to be a condition precedent to the obligations of the Company hereunder to register the Common Stock issued or issuable upon the exercise of the Common Stock Warrants.  The offerings made pursuant to the Registration Statement shall not be underwritten.

2.             Registration Procedures.  With respect to the registration of Common Stock under this Annex A, the Company will: (i) furnish to the Subscriber such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the Subscriber may reasonably request in order to facilitate the disposition of the Common Stock and the Common Stock acquired by the Subscriber upon the exercise of Common Stock Warrants and owned by the Subscriber; (ii) use its best efforts to register or qualify the Common

Stock included in such registration under such other securities or blue sky laws of such jurisdictions as the Subscriber reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Subscriber to consummate the disposition in such jurisdictions of the shares of Common Stock to be sold by the Subscriber (provided that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, subject itself to taxation in any such jurisdiction, or consent to general service of process in any such jurisdiction); (iii) notify the Subscriber at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and the Company will promptly prepare and file with the SEC and, at the request of any the Subscriber, furnish to the Subscriber a reasonable number of copies of, a supplement or amendment to such prospectus so that, as thereafter delivered to the Subscriber, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; and (iv) promptly reissue, or promptly authorize and instruct its transfer agent to reissue, unlegended certificates at the request of the Subscriber upon such Subscriber’s delivery of original certificates representing the shares of Common Stock tendered for sale pursuant to the effective Registration Statement, and to promptly respond to broker’s inquiries made of the Company in connection with such sales, in each case with a view to reasonably assisting the Subscriber to complete such sale during such period of effectiveness.

3.             Registration Expenses. All of the out-of-pocket expenses incurred by the Company in complying with its obligations under this Annex A in connection with the registration of the Common Stock and the Common Stock issuable upon the exercise of the Common Stock Warrants, including, without limitation, all SEC, Nasdaq SmallCap Market and blue sky registration and filing fees, printing expenses, transfer agents’ and registrars’ fees, and the fees and disbursements of the Company’s outside counsel and independent accountants shall be paid by the Company.  The Company shall not be responsible to pay any legal fees for any Subscriber or any selling expenses of any Subscriber (including, without limitation, any broker’s fees or commissions, including underwriter commissions).

4.             Indemnification.

(a)           The Company agrees to indemnify and hold harmless, to the extent permitted by law, the Subscriber, its officers, directors, employees and agents and each Person who controls such Subscriber (within the meaning of the Securities Act), if applicable, against any losses, claims, damages or liabilities, joint or several, to which such the Subscriber or any such director, officer, employee, agent or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained (A) in the Registration Statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto used in connection with this Annex A or (B) in any application or other document or communication (in this Annex A collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such Registration Statement under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by the Company of the Securities Act or any state securities law, or any rule or regulation promulgated under the Securities Act or any state securities law, or any other law applicable to the Company relating to any such registration or qualification, and the Company will reimburse the Subscriber and each such director, officer and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding with respect thereof) or expense arises out of or is based upon an untrue statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by the Subscriber or any other subscriber expressly for use therein or by the Subscriber’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished the Subscriber with a sufficient number of copies of the same.

(b)           In connection with the Registration Statement, the Subscriber will furnish to the Company in writing such information and documents concerning the Subscriber as the Company reasonably requests for use in connection with the Registration Statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless the Company and its directors and officers and each other Person who controls or is controlled by the Company and the directors and officers of each such Person controlling or controlled by the Company and the directors and officers of each such controlling or controlled Person (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, to which the Company or any such director or officer or controlling or controlled Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in, any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or alleged omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information concerning the Subscriber prepared and furnished to the Company by or on behalf of the Subscriber in writing expressly for use therein, and the Subscriber will reimburse the Company and each such director, officer and controlling or controlled Person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding.

(c)           Any person entitled to indemnification hereunder will (i) give prompt written notice to the Company of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified parties and the Company may exist with respect to such claim, permit the Company to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder unless the failure to give such notice is materially prejudicial to an indemnifying party’s ability to defend such action.  If such defense is assumed, the indemnified party will not be subject to any liability for any settlement made by the Company without its consent (but such consent will not be unreasonably withheld).  Anything to the contrary appearing in this Annex A notwithstanding, the Company will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified hereunder with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.  If the Company assumes the defense, the indemnified party may engage its own counsel at its own sole cost and expense.  All fees and expenses of counsel to any indemnified party required to be paid by the Company shall be paid by the Company as incurred by such indemnified party.

(d)           The indemnification provided for herein will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent or controlling or controlled Person of such indemnified party and will survive the transfer of securities issued hereunder by the Subscriber.  If the indemnification provided for herein is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the indemnified party or parties, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.